Exhibit 16.1

Ernst & Young LLP 200 Clarendon Street Boston, Ma 02116 Tel: (617) 266-2000 Fax: (617) 266-5843 www.ey.com

March 1, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated February 23, 2023, of Enliven Therapeutics, Inc. (Formerly known as IMARA, Inc.) and are in agreement with the statements contained in the first, second, third, and fourth paragraphs on page 4 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP